As filed with the Securities and Exchange Commission on April 5, 2024

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

ESSA PHARMA INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada (State or other jurisdiction of incorporation or organization)	98-1250703 (I.R.S. Employer Identification No.)

Suite 720, 999 West Broadway
Vancouver, British Columbia, Canada V5Z 1K5
(Address of principal executive offices, including zip code)

Essa Pharma Inc. 2021 Omnibus Incentive Plan
(Full title of the plan)

CT Corporation System
111 Eighth Avenue, New York, NY, 10011
(Name and address of agent for service)

(302) 658-7581
(Telephone number, including area code, of agent for service)

Copy to:

Michael J. Hong, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West, New York, NY, 10001
(212) 735-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to sure the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This registration statement on Form S-8 (this “Registration Statement”) is being filed by ESSA Pharma Inc. (the “Registrant” or “Essa”) to register an additional 3,454,320 common shares, no par value (“Common Shares”), authorized for issuance under the Essa Pharma Inc. 2021 Omnibus Incentive Plan (as amended, the “Omnibus Plan”). On January 28, 2022, the Registrant filed with the Commission a definitive proxy statement that included a proposal to increase the aggregate number of Common Shares reserved for delivery with respect to newly issued stock-based incentives under the Omnibus Plan by 1,054,320. The proposal to increase the number of Common Shares reserved for delivery under the Omnibus Plan was approved by the Registrant’s stockholders on March 9, 2022. On January 26, 2024, the Registrant filed with the Commission a definitive proxy statement that included a proposal to increase the aggregate number of Common Shares reserved for delivery with respect to newly issued stock-based incentives under the Omnibus Plan by 2,400,000. The proposal to increase the number of Common Shares reserved for delivery under the Omnibus Plan was approved by the Registrant’s stockholders on March 6, 2024. In accordance with General Instruction E of Form S-8, the Registrant hereby incorporates by reference into this Registration Statement the contents of the prior registration statement on Form S-8 relating to the Omnibus Plan, filed with the Commission on October 1, 2021 (Commission File No. 333-259958).

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are hereby incorporated in this Registration Statement by reference and shall be deemed to be a part hereof:

a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2023, filed with the Commission on December 12, 2023;

b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2023, filed with the Commission on February 13, 2024;

c)	The Registrant’s Current Reports on Form 8-K filed with the Commission on October 23, 2023, October 27, 2023, November 6, 2023, January 29, 2024 and March 7, 2024; and

d)	The description of Common Shares included in the Registration Statement on Form 20-F, initially filed with the Commission on February 24, 2015.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereunder have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (unless expressly incorporated into this Registration Statement, any portions of the Registrant’s Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof and any corresponding exhibits thereto not filed with the Commission subsequent to the date hereof shall not be incorporated by reference into this Registration Statement).

Any statement, including financial statements, contained in a document which is incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or incorporated by reference in this Registration Statement or in any document that the Registrant filed after the date of this Registration Statement that also is incorporated by reference in this Registration Statement modifies or supersedes the prior statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits

Exhibit No.	Description
4.1	Specimen common share certificate.(1)
4.2	Articles of Incorporation of the Registrant.(2)
5.1	Opinion of Blake, Cassels & Graydon LLP.
23.1	Consent of Blake, Cassels & Graydon LLP (included in Exhibit 5.1 to this Registration Statement).
23.2	Consent of Davidson & Company LLP.
24.1	Power of Attorney (included on page II-4 of this Registration Statement).
107	Calculation of Filing Fee Table

(1)	Incorporated by reference to the Registrant’s Registration Statement on Form S-8, filed with the Commission on May 18, 2018.

(2)	Incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the Commission on September 18, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada on April 5, 2024.

ESSA PHARMA INC.

By:	/s/ David Parkinson
	Name:	David Parkinson
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints David Parkinson and David Wood, and each or any one of them, as his or her attorney-in-fact and agent, with full power of substitution and resubstitution, to execute, in his or her name and on his or her behalf, in any and all capacities, this Registration Statement on Form S-8 and any amendment thereto (including post-effective amendments) necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on April 5, 2024.

Signature	Title

/s/ David Parkinson	President and Chief Executive Officer and Director
David Parkinson	(Principal Executive Officer)

/s/ David Wood	Chief Financial Officer
David Wood	(Principal Financial Officer and Principal Accounting Officer)

/s/ Richard Glickman	Chairman of the Board
Richard Glickman

/s/ Marella Thorell	Director
Marella Thorell

/s/ Alex Martin	Director
Alex Martin

/s/ Sandy Zweifach	Director
Sandy Zweifach

/s/ Franklin Berger	Director
Franklin Berger

/s/ Scott Requadt	Director
Scott Requadt

/s/ Gary Sollis	Director
Gary Sollis

/s/ Philip Kantoff	Director
Philip Kantoff

/s/ Lauren Merendino	Director
Lauren Merendino

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned certifies that it is the duly authorized United States representative of ESSA Pharma Inc. and has duly caused this Registration Statement on Form S-8 to be signed by the undersigned, thereunto duly authorized, in the City of Houston, Texas on April 5, 2024.

ESSA PHARMACEUTICALS CORP.
(Authorized Representative in the United States)

By:	/s/ David Parkinson
	Name:	David Parkinson
	Title:	President and Chief Executive Officer